UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2017

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	000-55528	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2017, Bain Capital Specialty Finance, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders considered one proposal as described in the Company’s proxy statement filed on April 7, 2017.  As of the record date, April 3, 2017, there were 16,772,175 shares of issued and outstanding shares of common stock entitled to vote at the Annual Meeting.  The final voting results on the matter submitted to stockholders at the Annual Meeting are set forth below.

Proposal I: By the vote shown below, the stockholders elected Thomas A. Hough as a Class I Director, who will serve until the 2020 annual meeting of the stockholders or until his successor is duly elected and qualified.  The election of the nominee required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Name	Votes For	Votes Withheld
Thomas A. Hough	11,744,574	60,715

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 11, 2017	By:	/s/ Ranesh Ramanathan
	Name:	Ranesh Ramanathan
	Title:	Secretary

3